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                                                                    Exhibit 99.1

                     SCT ESTIMATES SECOND QUARTER EARNINGS,
                            ANNOUNCES CONFERENCE CALL

MALVERN, Pa. -- April 4, 2003 -- SCT (NASDAQ:SCTC), the industry-leading provider of software and services supporting higher education worldwide, today announced it expects earnings per diluted share from continuing operations of approximately $.02 to $.05, before a restructuring charge, for its second fiscal quarter which ended March 31, 2003. Earnings (loss) per diluted share from continuing operations are expected to range between ($.01) and $.02. These figures compare to earnings per diluted share of $.10 reported in the same quarter of fiscal 2002.

For the quarter, the Company will take a restructuring charge of $1.5 million or $.03 per diluted share. This charge is for severance payments related to a reduction in force, principally in professional services, at the end of February.

Net income is estimated to be between $.10 and $.13 per diluted share and incorporates estimated income from discontinued operations of $.11 per diluted share that includes the gain on sale of the Utilities business in March.

Revenues and license fees are estimated to be $65 million and $7.4 million respectively as compared to $58.5 million and $6.9 million in the second quarter of 2002.

The preceding estimates are based upon preliminary results and are subject to review and adjustment.

Mike Chamberlain, SCT President and CEO, stated, "We are disappointed with our second quarter results. There is strong evidence that the U. S. economy and global political climate have begun to impact spending by higher education. As the market leader, we believe the Company is very well positioned to ride out these uncertain times. We will continue to evaluate business conditions and take appropriate cost actions which will not adversely impact our long-term strategic objectives."

SCT will hold a conference call today, April 4, at 4:00 p.m. EST to discuss these preliminary results. To participate, please call 212.346.6416 and use the reservation number 21139366. A recording of the call will be available for replay April 4 at 6:00 p.m. through April 11 at 6:00 p.m. To listen to the recording, please call 800.633.8284 (domestic) or 402.977.9140 (international) and use the reservation number 21139366.
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About SCT
SCT is the leading global provider of e-education technology solutions for institutions of all sizes and complexity. The Company supports more than 1,300 client institutions worldwide with administrative and academic solutions, portal and community solutions, content management and workflow solutions, information access and integration solutions, and professional services. SCT works collaboratively with clients and partners to provide the e-Education Infrastructure that enables institutions to create the digital campuses that fulfill their unique missions. For more information visit www.sct.com.

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Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. These risks, assumptions and uncertainties include, without limitation: the ability to complete and deliver products and services cost effectively and on a timely basis; technological shifts; economic and geopolitical conditions in the U.S. and abroad; the ability of the Company and its alliance partners to accomplish their integration plans and to meet development and implementation schedules cost-effectively and on a timely basis; the ability to develop and market innovative products and services offerings cost-effectively and on a timely basis; market acceptance of new products and services; continued acceptance of existing products and services; competitive and pricing pressures in the higher education market; the mix of products and services the Company sells; the Company's ability to efficiently integrate acquired businesses; maturing product life cycles; implementation of operating cost structures that align with revenue growth; the financial condition of our customers and alliance partners; the ability to achieve better services utilization rates and improve services margins; the continued ability to obtain or protect intellectual property rights; the Company's ability to attract and retain highly skilled personnel; and other risks and uncertainties referenced in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. All information in this release is as of April 4, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.


Contacts:
Investor Relations                          Media Relations
Eric Haskell                                Laura Kvinge
610.578.5175                                801.257.4158
ehaskell@sct.com                            lkvinge@sct.com